Fennemore Craig, p.c.
2394 East Camelback Road, Suite 600
Phoenix, Arizona 85016
(602) 916-5000

September 8, 2014

Dycom Industries, Inc.
Dycom Investments, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

RE:
That certain automatic shelf registration statement on Form S-3, as amended from time to time (the “Registration Statement”), made by, among others, Dycom Industries, Inc., a Florida corporation (“Dycom”) and Dycom Investments, Inc., a Delaware corporation (the “Company”), as filed with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

We have been asked to render a legal opinion, as special counsel in the State of Arizona (the “State”) to Pauley Construction Inc., an Arizona corporation (“Subsidiary”), in connection with the preparation and filing by Dycom, the Company, and certain other subsidiaries of the Company (collectively, the “subsidiaries,” and, together with Dycom, the Company and the Subsidiary, the “Registrants”) of the Registration Statement with the SEC under the Securities Act relating to the issuance and offering, from time to time, of, among other securities and instruments, (1) debt securities of Dycom (the “Dycom Debt Securities”), (2) debt securities of the Company (the “Company Debt Securities” and, together with the Dycom Debt Securities, the “Debt Securities”) and (iii) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”), including, without limitation, the Guarantees pursuant to which the Subsidiary will be Guarantor (the “Subsidiary Guarantee”).

Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), Dycom and the Company propose to register the Debt Securities under the Securities Act as set forth in the Registration Statement and to be issued pursuant to one or more Indentures (the “Indentures”) among Dycom or the Company, respectively, the Guarantors, if any, and the trustees parties thereto, forms of which were filed with the Commission as exhibits to the Registrants’ registration statement on Form S-3/A on June 23, 2011 and are incorporated by reference as exhibits to the Registration Statement.

Unless otherwise defined herein or unless the context requires otherwise, capitalized terms defined in the Registration Statement and Prospectus shall have the same meaning when used herein.

In connection with rendering our opinion, we have examined the following documents:

a.           The Registration Statement;

b.           the Prospectus; and

c.           The Indentures, containing the form of the Subsidiary Guarantee to be issued by the Subsidiary.

The Registration Statement, Prospectus and Indentures are herein collectively referred to as the “Documents.”  We have been retained by Subsidiary to review the Documents only for the purpose of reviewing such documents in connection with the rendering of the opinions contained herein.

As to certain matters of fact bearing upon the opinions expressed herein, we have reviewed and relied on:

(i)           Articles of Incorporation of Subsidiary dated April 18, 1991, as filed with the State of Arizona, Office of the Corporation Commission on April 19, 1991 (the “Articles”);

(ii)          Bylaws of Subsidiary dated April 18, 1991 (the “Bylaws”);

(iii)   Certificate of Good Standing for Subsidiary issued on August 15, 2014, by the State of Arizona, Office of the Corporation Commission (“Good Standing Certificate”); and

(iv)           Resolutions of the Board of Directors of Subsidiary dated May 23, 2014 (“Board Resolutions”).

The Articles, Bylaws, Good Standing Certificate and Board Resolutions are herein collectively referred to as the “Authority Documents.”

In rendering the opinions expressed herein, we have assumed the following:

(a)           The representations and warranties and other statements contained in the Registration Statement, Prospectus and Authority Documents are true, correct and complete as to all matters of fact;

(b)           The Registration Statement and Prospectus contain all disclosures of fact in a true and accurate manner as required by any Federal or state law;

(c)           The Registration Statement and Prospectus have been duly authorized and accepted by the parties thereto, other than Subsidiary;

(d)           The validity and enforceability of the Registration Statement and Prospectus are not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders; (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities; or (iv) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights of creditors generally;

(e)           There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Registration Statement or Prospectus;

(f)           No action has been taken, whether by oral or written statements or agreements, by Subsidiary or any of its stockholders, directors or officers to effect or authorize any amendment or other modification to the Articles or the Bylaws;

(g)           The Board Resolutions have not been amended, modified or rescinded, are in full force and effect as of the date hereof and are the only effective resolutions adopted by the Subsidiary authorizing the actions described therein;

(h)           The issuance of the Indentures and Subsidiary Guarantee has been duly authorized and approved by the Board of Directors of Dycom and/or the Company and/or their respective authorized finance committee;

(i)           Purchasers will receive no interest, charges, fees or other benefits or compensation in the nature of interest in connection with the transaction except those that Dycom, the Company and/or Subsidiary have agreed in writing in the Registration Statement, Prospectus or any other instrument issued pursuant thereto, to pay;

(j)           All signatures by the parties to the Registration Statement, including Subsidiary, are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as conformed, photographic or electronic copies conform to the original documents;

(k)           Subsidiary has paid all income taxes, fines, jeopardy on fraud assessments and interest due from it and payable to the State; and

(l)           As it relates to Subsidiary, the consideration for the Subsidiary Guarantee is sufficient and adequate consideration, and reasonable equivalent value has been given.

Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof:

1.           Based solely on the Authority Documents, Subsidiary is a corporation duly formed, validly existing and in good standing under the laws of the State.

2.           Subsidiary has the requisite corporate power to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Subsidiary Guarantees.

3.           The execution by Subsidiary of the Registration Statement has been duly authorized by all requisite corporate action of Subsidiary.  The Registration Statement has been duly executed and delivered by Subsidiary.

4.           The Subsidiary Guarantee, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for State corporate law purposes by Subsidiary.

We express no opinion as to the following matters:

A.           The truth or accuracy of the factual statements contained in the Documents;

B.           The authority of Subsidiary to execute and deliver, or the validity or enforceability of, any Federal or State registration to be made by Subsidiary upon the issuance of any securities described in the Registration Statement or Prospectus; or

C.           The validity and enforceability of the Indentures, the Subsidiary Guarantee or any indenture or guaranty as may be issued as described in the Registration Statement or Prospectus.

The Documents indicate they are to be governed by the laws other than those of the State.  We have no knowledge of those laws and express no opinion thereon.  We are qualified to practice law in the State and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State and the Federal law of the United States, except that we express no opinion as to the application or effect of any Federal or state securities or anti-trust laws, rules or regulations on or to the transaction.  With respect to such law, our opinions are as to what the law is or might reasonably be expected to be at the date hereof, and we assume no obligation to revise or supplement this opinion due to any change in the law by legislative action, judicial decision or otherwise.  Furthermore, nothing in this letter is intended to, and this letter shall not be deemed to, create any obligation on the part of this firm to undertake or assume any responsibility or obligation to file or record any documents, file any continuation statements, prepare or file any amendments or modifications, or take any steps or actions whatsoever after the date of this letter.

We do not render any opinion with respect to any matters other than those expressly set forth above.  We are furnishing this opinion to you and your successor and assigns, and it may be relied upon by Shearman & Sterling, LLP, as your legal counsel, in connection with the filing of the Registration Statement, and we hereby consent to the filing of this letter as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Except as otherwise provided in the immediately preceding paragraph, this opinion may not be otherwise reproduced, quoted in whole or in part, filed publicly, or circulated, or relied upon, for any other purpose nor used in connection with any other transaction without our prior written consent.

Sincerely,

FENNEMORE CRAIG, P.C.

/s/ Laura A. Lo Bianco
for Fennemore Craig, P.C.

CLR/LLOB/RROB

9443572.2/033929.0001